Exhibit 10.1

ASSUMPTION AGREEMENT

This Assumption Agreement (this “Agreement”) is entered into as of December 31, 2020 (the “Effective Date”) by, between, and among:

i.	UPD Holding Corp., a Nevada corporation (“UPD”);
ii.	Record Street Brewing Co., a Nevada corporation (“RSB”); and
iii.	Jesse Corletto, a Nevada resident (“Corletto”).

Each of UPD, RSB, and Corletto may hereinafter be referred to individually as a “Party” or collectively as the “Parties”.

RECITALS

WHEREAS, UPD acquired RSB from JC and certain third parties to this Agreement on or about December 31, 2017.

WHEREAS, RSB is engaged in the beer business through the license of its “Record Street” branded products and utilization of contract brewers and third-party distributors.

WHEREAS, RSB has not less than $248,967.38 of outstanding liabilities on its balance sheet, which are reflected on Schedule A attached hereto.

WHEREAS, UPD is a publicly traded company that has expressed its intent to enter the substance abuse treatment business.

WHEREAS, UPD has determined that the RSB business is substantially incompatible with the substance abuse treatment business.

WHEREAS, UPD has determined to dispose of RSB and the RSB business by conveying it to Corletto in exchange for the assumption of RSB together with the RSB liabilities.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and certain other good and valuable consideration, the Parties agree as follows:

1.       Recitals. The foregoing recitals are material, substantive, and integral provisions of this Agreement and are enforceable as if hereinafter restated.

2.       Assignments. In consideration for the Assumptions described in Section 3 below, UPD hereby assigns all of its right, title, and interest in and to all of the capital stock of RSB, inclusive of 10,000 shares of RSB common stock, $0.001 par value (the “RSB Shares”), to Corletto as of the Effective Date, and Corletto hereby accepts the RSB Shares and the sole ownership of RSB conveyed thereby (the “Assignments”).

3.       Assumptions. In consideration for the Assignments described in Section 2 above, Corletto accepts the RSB Shares subject to the assumption by RSB of all of the liabilities set forth on Schedule A, together with any and all other, current and contingent, known and unknown, rights, assets, and liabilities of RSB that may be asserted on behalf, or to the detriment, of RSB now or at any time in the future (the “Assumptions”).

Assumption Agreement

4.       Third-Party Consents. Each Party agrees that, to the extent the effectiveness of any act or arrangement contemplated by this Agreement is subject to the consent of a third party to this Agreement, each Party will use its best efforts to promptly obtain such third-party consent and deliver the same to the other Parties.

5.       Further Instruments. Each Party agrees to execute and deliver such other and further instruments, and to do such other and further acts, as may be necessary or desirable to effect the transactions contemplated in this Agreement and carry out the intent and purpose of this Agreement, including, but not limited to, executing all documents required by any transfer agents or regulatory authorities to transfer title to any securities identified herein.

6.       Indemnification. Each Party agrees to indemnify and hold each other Party harmless against any and all liabilities, directly or indirectly, whether accrued, absolute, contingent, or otherwise, including any damages, losses, claims, costs, and expenses (including attorney’s fees) arising out of or resulting from any claims or liabilities against such Party concerning the subject matter hereof prior to the Effective Date. No Party shall have any liability to any other Party under or arising out of any terminated agreement, assigned right, or assumed obligation to which such Party was no longer a party after the Effective Date.

7.       Other Agreements Not Affected. No agreement executed by, between, or among any Party or Parties to this Agreement shall be affected by the terms and conditions of this Agreement unless expressly referred to herein.

8.       Independent Counsel. Each Party has had a full and complete opportunity to consult with legal counsel or other advisers of its own choosing concerning the terms, enforceability, and implications of this Agreement, and no Party has made any representations or warranties to the other Party concerning the terms, enforceability, and implications of this Agreement other than as reflected in this Agreement.

9.       Miscellaneous. Each Party to this Agreement agrees that: (i) this Agreement shall be binding upon and inure to the benefit of the Parties, their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers, and assigns; (ii) all covenants, warranties, representations, and indemnities herein shall survive this Agreement and the existence of any loans or subject securities; (iii) this Agreement shall be governed by the laws of the State of Nevada, except with regard to the conflicts of law provisions thereof; and (iv) this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

[Signature Page Follows]

Assumption Agreement

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

UPD Holding Corp.		Record Street Brewing Co.

By:	/s/ Mark Conte	By:	/s/ Mark Conte
Name:	Mark Conte	Name:	Mark Conte
Title:	President	Title:	President

Jesse Corletto

By:	/s/ Jesse Corletto
Name:	Jesse Corletto
Title:	an Individual

Assumption Agreement

Exhibit A

SCHEDULE OF LIABILITIES

[Schedule Contents Omitted]